Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(a) and 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Brian Windsor, certify that:

(1)
I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Rein Therapeutics, Inc.; and
(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

REIN THERAPEUTICS, INC.

Date: April 27, 2026	By:	/s/ Brian Windsor
Brian Windsor President and Chief Executive Officer
(Principal Executive Officer)